SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 6, 1998


  SALIENT 3 COMMUNICATIONS, INC.
 (Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

Item 2.  Disposition of Assets.

On July 24, 1998, Salient 3 Communications, Inc.
(Nasdaq:NMS/STCIA) sold its technical services company, Resource Consultants, for $18,000,000, substantially all in cash. The Company anticipates an after tax gain of approximately $100,000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (a) A Pro Forma Unaudited Consolidated Condensed Statement of Operations has not been presented as RCI has been accounted for as discontinued operations since the first quarter of 1997.

 (b) Pro Forma Unaudited Consolidated Condensed Balance Sheet as of April 3, 1998

 (c) Exhibit 2. Agreement of Sale for Resource Consultants between RCI Holding Corporation and Salient 3 Communications, Inc.

 Salient 3 Communications, Inc. and Subsidiaries
 Introduction to Pro Forma Unaudited Consolidated Condensed Balance Sheet


On July 24, 1998, the Company sold its technical services company, Resource Consultants, Inc., for $18 million, substantially all in cash.

The following Pro Forma Unaudited Consolidated Condensed Balance Sheet as of April 3, 1998 assumes the sale was consummated on April 3, 1998.
A Pro Forma Statement of Operations has not been presented as RCI has been accounted for as discontinued operations since the first quarter of 1997.


 Salient 3 Communications, Inc. and Subsidiaries
 Pro Forma Unaudited Consolidated Condensed Balance Sheet
 As of April 3, 1998
 (000's)
                                      Consolidated    Pro Forma     Consolidated
                                       Historical    Adjustments      Pro Forma
 ASSETS

 Current assets:
 Cash and cash equivalents             $  1,808      $  12,905  (A)    $  3,086
                                                       (11,627) (B)
 Accounts receivable, net of allowance
  for doubtful accounts of $  1,707      22,542                          22,542
 Inventories                             21,285                          21,285
 Deferred income taxes                    3,805                           3,805
 Other current assets                     4,205          1,000  (C)       5,205
 Net assets held for sale                16,555        (16,555) (E)          -
                                         ------        --------          ------
  Total current assets                   70,200        (14,277)          55,923


 Property, plant and equipment, at cost  45,557                          45,557
 Less accumulated depreciation and
   amortization                          21,412                          21,412
                                         ------                          ------
                                         24,145                          24,145

 Deferred income taxes                    6,910                           6,910
 Other assets                             1,000          2,750  (C)       3,750
 Intangible assets                       45,000                          45,000
                                        -------        --------         -------
 Total Assets                       $   147,255     $  (11,527)      $  135,728

 LIABILITIES & STOCKHOLDERS' EQUITY

 Current liabilities:
 Notes payable                       $   11,627     $  (11,627) (B)   $      -
 Accounts payable                         7,592                           7,592
 Salaries and wages                       1,450                           1,450
 Income taxes, currently payable          2,442                           2,442
 Estimated liability for contract losses  1,470                           1,470
 Other accrued liabilities                8,422                           8,422
                                         ------        --------          ------
 Total current liabilities               33,003        (11,627)          21,376

 Long-term debt                          11,125                          11,125
 Other long-term liabilities              4,727                           4,727
 Self-insured retention                   2,677                           2,677

Stockholders' equity:
 Common stock                             8,985                           8,985
 Capital in excess of par value          37,835                          37,835
 Warrants outstanding                     1,665                           1,665
 Retained earnings                       88,013            100  (D)      88,113
 Foreign currency translation adjustment    (58)                            (58)
 Deferred Compensation-restricted stock  (2,388)                         (2,388)
 Treasury stock                         (38,329)                        (38,329)
                                        --------      ---------         --------
                                         95,723            100           95,823

 Total Liabilities and
  Stockholders' Equity              $   147,255     $  (11,527)      $  135,728
                                        =======       =========        =========

Notes to Pro Forma Unaudited Condensed Balance Sheet as of April 3, 1998
(A) To reflect the cash proceeds net of disposition costs.
(B) To repay working capital and acquisition lines of credit.
(C) To record escrow and note receivable due from the buyer.
(D) To record the gain on sale.
(E) To remove net assets sold.

 STOCK PURCHASE AGREEMENT among

 GAI INC., SALIENT 3 COMMUNICATIONS, INC.

 and RCI HOLDING CORPORATION

 Dated as of July 24, 1998
 _________________________


 TABLE OF CONTENTS


ARTICLE I SALE AND PURCHASE OF SHARES
1.1    Sale and Purchase of Shares
1.2    Preliminary Closing Certificate
1.3    Payment of Purchase Price and Delivery of Shares
1.3.1  Cash Payment
1.3.2  Delivery of Note
1.3.3  Escrow
1.3.4  Delivery of Shares.
1.4    Purchase Price Adjustment
1.4.1  Post Closing Adjustment
1.4.2  Closing Statement
1.4.3  Resolution of Disputes Regarding the Post-Closing Adjustment
1.5    Payment of Post-Closing Adjustments
1.5.1  Increase in Purchase Price
1.5.2  Decrease in Purchase Price
1.5.3  Release from Escrow

ARTICLE II CLOSING
2.1    Closing; Closing Date

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER
3.1    Title to the Shares
3.2    Title to Holding Company Shares
3.3    Corporate Organization
3.4    Authority; Non-Contravention
3.5    Premerger Notification
3.6    Finders and Investment Bankers

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER AS TO THE COMPANY
4.1    Due Incorporation and Authority
4.2    Subsidiaries and Other Affiliates
4.3    Qualification
4.4    Permits
4.5    Outstanding Capital Stock
4.6    Options or Other Rights
4.7    No Breach
4.8    Compliance with Law
4.9    Claims
4.10   Title to Assets
4.11   Intellectual Property
4.12   Contracts
4.13   Record Books
4.14   Financial Statements
4.15   Receivables
4.16   Liabilities
4.17   Company Products
4.18   Absence of Certain Changes or Events
4.19   Taxes
4.20   Environmental Matters
4.21   Employee Benefit Plans
4.22   Labor Matters
4.23   Operations of the Company
4.24   Insurance
4.25   Potential Conflicts of Interest
4.26   Payments to Officers of the Company
4.27   Finders and Investment Bankers
4.28   Projections
4.29   Full Disclosure

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER
5.1    Corporate Organization
5.2    Authority; Non-Contravention
5.3    Investment Intent
5.4    Pending Claims
5.5    Finders and Investment Bankers
5.6    Premerger Notification

ARTICLE VI COVENANTS AND AGREEMENTS
6.1    Conduct of Business
6.2    Bank Accounts
6.3    Corporate Examinations and Investigations
6.4    Expenses
6.5    Required Consents
6.6    Permit Transfers
6.7    Further Assurances
6.8    Public Announcements
6.9    Reasonable Efforts; Additional Actions
6.10   No Solicitation or Negotiation
6.11   Notification
6.12   Insurance Coverage for Occurrences Prior to Closing
6.13   Payment to ESOP Services, Inc
6.14   Debt, Accrued Taxes and Capital Lease Obligations
6.15   Reimbursement of Certain Funds
6.16   401(k) Plan Restrictions

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE
7.1    Accuracy of Representations and Warranties
7.2    Performance of Covenants
7.3    Secretary's Certificate
7.4    HSR Act
7.5    Preliminary Financials and Preliminary Closing Certificate
7.6    No Claims
7.7    Director Resignations
7.8    Escrow Agreement
7.9    Financing
7.10   Lock-Up Agreement
7.11   Legal Opinion

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO CLOSE
8.1    Accuracy of Representations and Warranties
8.2    Performance of Covenants
8.3    Escrow Agreement
8.4    No Claims
8.5    HSR Act
8.6    Lock-Up Agreement
8.7    Legal Opinion

ARTICLE IX TERMINATION OF AGREEMENT
9.1    Termination
9.2    Survival Upon Termination
9.3    CMLS Fees and Expenses

ARTICLE X SURVIVAL

ARTICLE XI INDEMNIFICATION
11.1   General Seller Indemnity
11.2   General Buyer Indemnity
11.3   DCAA Indemnity
11.3.1 DCAA Lease Loss
11.3.2 Seller Overhead Costs
11.4   Tax Indemnity
11.5   401(k) Indemnity
11.6   Braa Loss Indemnity
11.7   Jacksonville Loss Indemnity
11.8   Subcontractor Employee Issue Indemnity
11.9   Notice and Opportunity to Defend
11.9.1 Notice of Asserted Liability
11.9.2 Opportunity to Defend
11.10  Limitations on Indemnification
11.11  Other Indemnification Procedures
11.12  Limitations under Law
11.13  Company Certificate

ARTICLE XII MISCELLANEOUS
12.1   Certain Definitions
12.2   Amendment and Modification
12.3   Waiver of Compliance; Consents
12.4   Notices
12.5   Assignment
12.6   Non-Contractual Remedies; Preservation of Remedies
12.7   Governing Law
12.8   Consent to Jurisdiction and Service of Process
12.9   Interpretation
12.10  Entire Agreement
12.11  Usage
12.12  Exhibits and Schedules
12.13  Interpretation
12.14  Severability of Provisions
12.15  No Third Party Beneficiaries
12.16  Seller's Obligations Joint and Several
12.17  Action by the Seller
12.18  Counterparts


STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of July 24,
1998 (this "Agreement"), among RCI Holding Corporation, a Delaware corporation (the "Buyer"), and GAI Inc. (the "Holding Company"), a
Delaware corporation and a wholly owned subsidiary of Salient 3 Communications, Inc., a Delaware corporation (the "Parent" and collectively with the Holding Company, the "Seller"), for the purchase and sale of all of the issued and outstanding capital stock of Resource Consultants, Inc., a Virginia corporation and wholly owned subsidiary of the Holding Company
(the "Company"). References to the Seller contained herein shall refer to each of the Parent and the Holding Company.
The Parent is the beneficial and record owner of all the issued and outstanding capital stock of the Holding Company and an indirect owner of all the issued and outstanding shares of common stock, par value $1.00 (the "Common Stock"), of RCI (the "Shares").
The Holding Company is the beneficial and record owner of all of the issued and outstanding Shares.
The Seller desires to sell to the Buyer and the Buyer desires to acquire from the Seller the Shares, upon the terms and subject to the conditions set forth in this Agreement. Terms used herein without definition have the meanings ascribed to them in Section 12.1.

Accordingly, in consideration of the foregoing and the respective representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

 ARTICLE I

 SALE AND PURCHASE OF SHARES

I.1 Sale and Purchase of Shares.  On the Closing Date
(as defined in Section 2), the Seller shall sell and transfer to the Buyer, and the Buyer shall purchase from the Seller, all of the Shares for an aggregate purchase price (the "Purchase Price"), subject to adjustment in accordance with Section 1.4, equal to $18,000,000 increased dollar for dollar by the amount, if any, by which the Tangible Net Worth set forth on the Preliminary Closing Certificate (defined in Section 1.2) exceeds $12,200,000 or decreased dollar for dollar by the amount, if any, by which the Tangible Net Worth set forth on the Preliminary Closing Certificate is less than $12,200,000.
I.2 Preliminary Closing Certificate. Five business days prior to the Closing Date, the Parent shall prepare and deliver to the Buyer a certificate signed by an officer of the Parent attaching a pro forma balance sheet of the Company as of July 3, 1998 including the following columns: (a) before adjustments, (b) entries for the adjustments set forth on
Schedule 1.2 and (c) totals; and its related income statements, shareholders' equity and cash flows for the period then ended (collectively, the "Preliminary Financials"), and a calculation of the Purchase Price and in which such officer, certifies in his or her capacity as an officer of the Parent
(i) that the Preliminary Financials fairly present the financial condition of the Company as of July 3, 1998; (ii) that there has been no material change in the financial condition of the Company from the date of the Preliminary Financials to the date of such certificate; and (iii) that the Preliminary Financials was prepared by the Parent in good faith and on a basis consistent with GAAP, the adjustments listed on Schedule 1.2 and past practices.
I.3 Payment of Purchase Price and Delivery of Shares.
I.3.1 Cash Payment. At the Closing, the Buyer shall pay the Purchase Price less $3,750,000 to the Seller in cash by wire transfer of immediately available funds to an account or accounts designated by the Seller in a written notice delivered to the Buyer.
I.3.2 Delivery of Note.  At the Closing, the
Buyer shall deliver to the Seller, a promissory note, dated the Closing Date, in form satisfactory to the Seller (the "Note") in the aggregate principal amount of $2,750,000.00.
I.3.3 Escrow. At the Closing, the Buyer shall deliver to First Union National Bank, Corporate Trust Group (the "Escrow
Agent") $1,000,000 (such amount, the "Escrow Amount") by certified check or wire transfer of immediately available funds, such amount to be held in an escrow account (the "Escrow Account") in accordance with the terms hereof and of an escrow agreement among the Buyer, the Seller and the Escrow
Agent (the "Escrow Agreement") in a form satisfactory to such parties.
I.3.4 Delivery of Shares.  At the Closing, the
Seller shall deliver to the Buyer stock certificates representing the Shares, duly endorsed in blank or with duly executed stock powers in proper form for transfer by delivery and with all appropriate stock transfer Tax stamps affixed.
I.4 Purchase Price Adjustment.
I.4.1 Post Closing Adjustment.  Following the
Closing, the Purchase Price shall (a) increase dollar for dollar by the amount, if any, by which the Tangible Net Worth set forth on the Closing Statement
(as defined in Section 1.4.2) exceeds the Tangible Net Worth set forth on the Preliminary Closing Certificate, or (b) decrease dollar for dollar by the amount, if any, by which the Tangible Net Worth set forth on the Closing Statement is less than the Tangible Net Worth set forth on the Preliminary Closing Certificate (such adjustment the "Post-Closing Adjustment"). The
Post Closing Adjustment should be paid in accordance with Section 1.5.
I.4.2 Closing Statement. As soon as reasonably practicable, but in no event later than 90 days after the Closing Date, the Buyer shall deliver to the Parent (a) a pro forma (adjusted as indicated on Schedule 1.2) audited balance sheet of the Company as of the Closing Date and statements of shareholders' equity for the period then ended (collectively, the "Closing Financial Statements") prepared by the Buyer, (b) a statement of the Tangible Net Worth as of the Closing Date (the "Closing Statement") and
(c) a calculation of the amount of the Post-Closing Adjustment, if any, required pursuant to the provisions of Section 1.4.1 (the "Post-Closing Adjustment Calculation"). The Seller shall cooperate with the Buyer or the Buyer's auditors, as reasonably requested by the Buyer, in the Buyer's efforts to produce the Closing Financial Statements and to conduct an audit of the Company as of the Closing Date, including, but not limited to, making available to the Buyer or the Buyer's auditors information, records or documents relating to the Company for periods prior to the Closing Date.
The Closing Statement and the Post-Closing Adjustment Calculation shall be prepared by the Buyer in good faith and in accordance with the terms of this Agreement and GAAP, consistently applied. The Buyer's determination of the Company's Tangible Net Worth, working capital accounts and other assets and liabilities shall be consistent with the Company's past practice, provided, however, that all other balance sheet, income statement and cash flow items shall be determined in accordance with GAAP without regard to past practices.
I.4.3 Resolution of Disputes Regarding the
Post-Closing Adjustment. The Seller and its independent accountants shall have the right to review the books and records and supporting work papers of the Buyer's independent accountants for the purpose of verifying the Closing Statement and the Post-Closing Adjustment Calculation. The Seller shall have a period of 30 days after receipt of the Closing Statement and the Post-
Closing Adjustment Calculation to present in writing to the Buyer any objections thereto, setting forth the specific item on the Closing Statement to which each such objection relates and the specific basis for each such objection. The Closing Statement and the Post-Closing Adjustment
Calculation shall be deemed to be acceptable to the Seller and shall become final and binding on the parties, except to the extent that the Seller shall have made a specific written objection thereto within such 30 day period. If the Seller shall raise any such objection within such 30 day period, then the Seller and the Buyer shall attempt in good faith to resolve any dispute concerning the item(s) subject to such objection. Upon failure to resolve any such dispute, within 20 days of the Buyer's receipt of the Seller's objections, the same shall be submitted to a nationally recognized firm of independent public accountants, then having no significant ongoing relationship with the Seller or the Buyer, as shall be mutually acceptable to the Seller and the Buyer (the "Independent Accounting Firm"). The Independent Accounting Firm shall be instructed to use its best efforts to render a decision as to all items in dispute within 30 days of submission, and the parties agree to cooperate with each other and each other's authorized representatives and with the Independent Accounting Firm in order that any and all items in dispute shall be resolved as soon as practicable. The determination of the Independent Accounting Firm concerning any item in dispute shall be final and binding on the parties without further right of appeal. The fees and expenses of the Independent Accounting Firm incurred in the resolution of such dispute shall be allocated between the Seller and the Buyer in the same proportion that the aggregate amount of the items unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed items submitted to the Independent Accounting Firm. Within five days after the Post-Closing Adjustment is finally determined as provided above, the Buyer, in the case of an adjustment increasing the Purchase Price, or the Seller, in the case of an adjustment decreasing the Purchase Price, shall pay to the other the amount of the required Post-Closing Adjustment in accordance with Section 1.5, provided, however, that if the Seller shall have timely objected to the Post-Closing Adjustment Calculation in accordance with this Section 1.4.3, then pending resolution of the items subject to dispute, the Buyer or the Seller, as the case may be, shall, within five days after the delivery by the Seller of its written objection, pay to the other party the amount of any Post-Closing Adjustment to the extent of any amounts which are not subject to dispute.
I.5 Payment of Post-Closing Adjustments.
I.5.1 Increase in Purchase Price.  All
adjustments or payments due to the Seller pursuant to Section 1.4, whether or not contested, shall be paid by delivery of a certified or official bank check to the Seller's address as listed in Section 12.4 or by wire transfer of immediately available funds to an account or accounts of the Seller at a financial institution in accordance with such instructions as the Seller may hereafter provide and shall bear interest from the Closing Date through the date of payment at an annual rate of 7%.
I.5.2 Decrease in Purchase Price.
(a) The first $250,000 (in the aggregate) of adjustments or payments due pursuant to Section 1.4 which result in a decrease in Purchase Price shall be paid to the Buyer from the Escrow
Account. The Seller shall give instructions to the Escrow Agent to release up to $250,000 (together with, in accordance with the Escrow Agreement, the interest that has accrued on such amount from the Closing Date through the date of payment) from the Escrow Account in accordance with this Section 1.5.2(a).
(b) All adjustments or payments due to the Buyer pursuant to Section 1.4 in excess of $250,000 (in the aggregate) shall be paid by delivery of a certified or official bank check to the Buyer's address as listed in Section 12.4 (Notice Provision) or by wire transfer of immediately available funds to an account or accounts of the Buyer at a financial institution in accordance with such instructions as the Buyer may hereafter provide and shall bear interest from the Closing Date through the date of payment at an annual rate of 7%.
I.5.3 Release from Escrow.  Should no
adjustment to the benefit of the Buyer be required pursuant to Section 1.4 or should such adjustment be less than $250,000, the excess, if any, of $250,000 over the adjustment in the Buyer's favor pursuant to Section 1.4 (together with interest that has accrued on such amount from the date hereof through the date of payment) shall be released to the Seller from the Escrow Account.

 ARTICLE II

 CLOSING
II.1 Closing; Closing Date. Subject to the satisfaction of each of the conditions set forth in Articles VII and VIII, the closing of the transactions contemplated hereby (the "Closing") shall take place in Washington, D.C. at the offices of Paul, Weiss, Rifkind, Wharton &
Garrison, 1615 L Street, NW, Suite 1300, Washington, D.C. 20036-5694 at
10:00 a.m. Washington, D.C. time on July 24, 1998, or at such other place, at such other time or on such other date as the Buyer and the Seller may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

 ARTICLE III

 REPRESENTATIONS AND WARRANTIES
 OF THE SELLER

The Seller represents and warrants to the Buyer as follows:
III.1 Title to the Shares.  As of the Closing Date, the
Holding Company shall own the Shares beneficially and of record, free and clear of any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever (each, a "Lien"), and, upon delivery of and payment for the Shares at the Closing as herein provided, the Seller will convey such Shares to the Buyer pursuant to Article I, free and clear of any Lien.
III.2 Title to Holding Company Shares.  As of the
Closing Date, the Parent shall own, beneficially and of record, all of the outstanding capital stock of the Holding Company.
III.3 Corporate Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Seller is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the ability of the Seller to carry on its business as presently conducted or consummate the transactions contemplated hereby.
III.4 Authority; Non-Contravention. The Seller has the full legal right, power and authority required to enter into, execute and deliver this Agreement and each and every Transaction Document to which the Seller is or will be a party (the "Transaction Documents") and to perform fully the Seller's obligations hereunder and thereunder. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and on the Closing Date, the other Transaction Documents to which the Seller is a party was or will be duly executed and delivered by the Seller and (assuming due execution and delivery hereof by the Buyer and thereof by the other parties thereto) the Transaction Documents will be the valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms.
The execution and delivery of this Agreement and the other
Transaction Documents by the Seller, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations under this Agreement and the other Transaction Documents, do not (a) violate any provisions of the Seller's Certificate of Incorporation or By-laws, (b) require the Seller to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any foreign, federal, state, municipal, local or other governmental department, or any political subdivision thereof, commission, board, bureau, agency, court, arbitrator or instrumentality, the United States Postal Service or any non-governmental regulating body (to the extent the rules, regulations or orders thereof have the force of law) (each, a "Governmental Entity") or any other person (collectively, "Consents"), except for filings and other applicable requirements under the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended and the rules promulgated thereunder (the "HSR
Act") and other Consents set forth on Schedule 3.4 (collectively, the "Seller Consents"), (c) if the Seller Consents are obtained, violate, conflict with or result in the breach of, result in a material modification of the effect of, cause the termination, cancellation or acceleration of (or give rise to any right of termination, cancellation or acceleration under), or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (collectively, "Seller Contracts") to which the Seller is a party or by or to which the Seller is or the Shares may be bound or subject, (d) if the Seller Consents are obtained, violate any law, statute, treaty, ordinance, rule, regulation or other requirement of any Governmental Entity (collectively, the "Law") or order, judgment, writ, in junction, determination, award or decree of any Governmental Entity (collectively, "Orders") applicable to the Seller or to the Shares, or (e) if the Seller Consents are obtained, result in the creation of any Lien on the Shares. The Seller has made no offering or sale of the Shares in violation of any Law.
III.5 Premerger Notification. The Parent has filed notification and report forms with respect to the transactions contemplated hereby in compliance with the HSR Act and the rules and regulations promulgated thereunder.
III.6 Finders and Investment Bankers. The Seller has not employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Janney Montgomery Scott Inc. ("JMS"), or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to JMS and fees payable pursuant to Section 9.3, all of which fees have been or will be paid by the Seller and fees payable pursuant to Section 4.27 which will be paid as provided therein.

 ARTICLE IV

 REPRESENTATIONS AND WARRANTIES OF THE SELLER
 AS TO THE COMPANY

The Seller represents and warrants to the Buyer as follows:
IV.1 Due Incorporation and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.
IV.2 Subsidiaries and Other Affiliates. Except as set forth on Schedule 4.2, the Company does not directly or indirectly own any interest in any other person.
IV.3 Qualification. The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 4.3, which are the only jurisdictions in which such qualification or authorization is required by Law or in which the failure so to qualify or be authorized could have a material adverse effect on the assets, properties, business, prospects, results of operations or financial condition of the Company (the "Condition of the Company"). The Company does not own or lease property in any juris-diction other than its jurisdiction of organization and the jurisdictions set forth on Schedule 4.3.
IV.4 Permits. The Company has all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, Orders or approvals of, and have made all required registrations with, any Governmental Entity that are material to the conduct of the business of, or the intended use of any assets or properties of the Company (collectively, "Permits"). All Permits are in full force and effect;
no material violations are or have been recorded in respect of any Permit; and no proceeding or Claim is pending or, to the knowledge of the Seller or the Company is threatened to revoke or limit any Permit. No action by the Seller or the Buyer is required in order that all Permits will remain in full force and effect following the consummation of the transactions contemplated by this Agreement.
IV.5 Outstanding Capital Stock. The Company is authorized to issue 500,000 shares of Common Stock, of which 76,601 shares are issued and outstanding and no shares are held by the Company as treasury stock. All of such Shares are owned by the Seller free and clear of any Lien and will be transferred to the Buyer at the Closing free and clear of any Lien. All of the outstanding Shares are duly authorized and validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interests of the Company is authorized or outstanding.
IV.6 Options or Other Rights. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind (including pursuant to option plans or stock ownership plans) to purchase or otherwise to receive from the Company or the Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock of the Company or any other security of the Company, and there is no outstanding security of any kind of the Company convertible or exchangeable into any such capital stock.
IV.7 No Breach. The execution and delivery by the Seller of this Agreement and the other Transaction Documents, the consum-mation of the transactions contemplated hereby and thereby and the performance by the Sellers of this Agreement and the other Transaction
Documents in accordance with their respective terms and conditions will not
(a) violate any provision of the Articles of Incorporation or By-laws (or comparable instruments) of the Company; (b) require the Company to obtain any Consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Entity or any other person, except as set forth on Schedule 4.7 (collectively, the "Company Consents"); (c) if the Company Consents are obtained, violate, conflict with or result in the breach of any of the terms and conditions of, result in a modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Company Contracts") to which the Company is a party or by or to which the Company or any of their properties is or may be bound or subject, or result in the creation of any Lien upon the Shares or any of the properties of the Company pursuant to the terms of any such Company Contract; (d) if the Company Consents are obtained, violate any Law of any Governmental
Entity; (e) if the Company Consents are obtained, violate any Order of any Governmental Entity applicable to the Company, its properties or business or the Shares; or (f) if the Company Consents are obtained, violate or result in the revocation or suspension of any Permit.
IV.8 Compliance with Law.  Except as set forth on
Schedule 4.8, the Company is neither in violation of any applicable Order, nor is in material violation of any applicable Law (including Orders or Laws that affect the use, occupancy and operation of any real property assets of the Company), of any Governmental Entity and neither the Company nor the Seller has received notice that any such violation is being or may be alleged. Neither the Company nor the Seller has made any payments to officers or employees of any Governmental Entity in violation of Law or any code of conduct incorporated into and made a requirement by the terms of a Company Contract, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company.
IV.9 Claims. As of the date hereof, except as set forth on Schedule 4.9, (a) no Claim is pending before any Governmental Entity or to the knowledge of the Seller, threatened in writing, against the Company, its assets, properties or businesses to restrain or prevent the consummation of the transactions contemplated hereby and (b) the Company is not subject to any Order that has or is reasonably likely to have a material adverse effect on the Condition of the Company. Except as set forth on Schedule 4.9, there are no product liability Claims against or involving the Company or any product manufactured, marketed or distributed at any time by the Company
("Company Products"), and no such Claims have been settled, adjudicated or otherwise disposed of since the Financial Statement Date (as defined in Section 4.14).
IV.10 Title to Assets.  Except as set forth on
Schedule 4.10, the Company owns and has good, valid, and marketable title
(in the case of real property such title is in fee simple) to all of the properties and assets used in its business, reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), and holds interests as a lessee under leases in full force and effect in all property used in connection with its business or otherwise leased by it, in each case free and clear of all Liens, except for (a) Liens specifically described on
Schedule 4.10, (b) Liens for current Taxes, assessments or governmental charges or levies on property not yet due or delinquent and (c) properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Financial Statement Date.
IV.11 Intellectual Property.
(a) The Company owns or is licensed or
otherwise has the exclusive right to use, practice, sell, license and dispose of, without restriction, all foreign or United States copyright registrations and applications for registration thereof and any nonregistered copyrights ("Copyrights"), any foreign or United States patents and patent applications including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted ("Patents"), any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto ("Trade Secrets"), any foreign or United States trademarks, service marks, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof ("Trademarks"), any internet domain names and other computer user identifiers and any rights in and to sites on the world wide web including rights in and to any text, graphics, audio and video files, and html or other code incorporated in such sites ("Internet Assets"), any computer software programs, source code, object code, data and documentation
("Software") and other proprietary rights (collectively, the "Intellectual Property") that are used in connection with the businesses of the Company, free and clear of any Liens.
(b) Schedule 4.11 lists (i) all Intellectual
Property (other than unregistered Copyrights and Trademarks) owned by the Company, specifying as to each such item, as applicable: (A) the category of Intellectual Property; (B) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, including the respective issuance, registration or application number;
(C) the date of application, issuance or registration and the expiration date of the item; and (D) with respect to any Trademarks, the class or classes of goods or services on which each such Trademark is or is intended to be used;
(ii) all material licenses, sublicenses and other agreements ("IP Licenses") under which the Company is either a licensor or licensee of any Intellectual Property; and (iii) all agreements involving Intellectual Property that are currently in negotiation or proposed by the Company. The Seller heretofore has delivered, or has caused the Company and the Subsidiaries heretofore to have delivered, to the Buyer true, correct and complete copies of all material documents evidencing Intellectual Property and IP Licenses (including all modifications, amendments and supplements).
(c) All Patents and registered Trademarks and registered Copyrights held by the Company are valid and subsisting. The
Company has taken all necessary action to maintain and protect each item of Intellectual Property owned or used by the Company.
(d) The Company and to the knowledge of the Seller any other party to an IP License is not in breach of or default under any IP License. Each IP License is now, and immediately following the Closing
Date will be, valid and in full force and effect.
(e) No Claim is pending or, to the knowledge of the Seller, threatened, that challenges the validity, enforceability, owner-ship of or right to use, sell, license or dispose of any Intellectual Property, nor does the Seller know of any valid grounds for any such Claim.
(f) To the knowledge of the Seller, none of the Intellectual Property currently sold or licensed by the Company to any person or used by or licensed to the Company upon or otherwise violates any Intellectual Property rights of others.
(g) No item of Intellectual Property (excepting items which the Company utilizes as licensee pursuant to an IP License) is subject to any outstanding Order, contract or Claim restricting in any manner the use or the licensing thereof by the Company.
(h) To the knowledge of the Seller, no item of Intellectual Property which the Company utilizes as a licensee pursuant to an IP Licensee is subject to any outstanding Order, contract or Claim restricting in any manner the use or the licensing thereof by the Company.
(i) To the knowledge of the Seller, no person is infringing upon or otherwise violating the Intellectual Property rights of the Company.
(j) Within one business day of the Closing
Date, the Seller shall convey to the Buyer or destroy all copies of Software and all records of Trade Secrets in its possession.
IV.12 Contracts. Schedule 4.12 lists, as of the date hereof, all of the following contracts and agreements to which the Company is a party or by which it or any of its properties or assets are bound or subject (the "Scheduled Contracts"):
(a) any agreement or commitment obligating the Company to purchase or sell any products or services which (i) is not terminable by the Company without payment or penalty upon 60 days' (or less) notice and (ii) provides for annual payments by or to the Company aggregating $25,000 or more or which are otherwise material to the Condition of the Company;
(b) any loan agreement, promissory note, bond, mortgage, deeds of trust, collateral security document, indenture or letter of credit that will continue to be in effect after the Closing, any contract or agreement for the deferred purchase price of property (excluding normal trade payables), or any instrument guaranteeing any indebtedness that will remain in effect after the Closing (the "Loan Documents") including the Liens that encumber the Assets relating to indebtedness evidenced by the Loan Documents;
(c) any contract or agreement that will remain in effect after the Closing by which the Company guarantees any obligations of any person, or any person guarantees any obligations of the Company;
(d) any contract relating to the acquisition by the Company of any operating business or the capital stock of another person;
(e) all leases, subleases, licenses and other agreements under which the Company uses or occupies or has the right to use or occupy any real property;
(f) all leases of equipment or other assets providing for annual payments of, or pursuant to which in the last year the Company paid in the aggregate, $25,000 or more;
(g) any joint venture, partnership or other arrangement involving a sharing of profits;
(h) any employment agreement or consulting agreement which provides for payments in a single year or annual payments by the Company, aggregating $100,000 or more or which is otherwise material to the Condition of the Company;
(i) any licenses or sublicenses providing for annual payments in excess of, or pursuant to which in the last year the Company paid in the aggregate, $25,000 or more;
(j) contracts under which the Company agrees to indemnify any person or to share Tax liability of any person which will remain in effect after the Closing;
(k) contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area;
(l) any contract or agreement with a
Governmental Entity; and
(m) any amendment, supplement or
modification to any of the foregoing.
All of the Scheduled Contracts are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. No other party to any such Scheduled Contracts is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default, or a termination or acceleration event thereunder. Except as separately identified on Schedule 4.12, the Company has not received notice of, or is in default under, or with respect to, any Scheduled Contract nor is the Company a party to or bound by any Scheduled Contract that individually or in the aggregate could adversely affect the Condition of the Company.
IV.13 Record Books. The books of account, stock record books, inventory records and other books of account, stock record books, inventory records and other records of the Company (the "Record Books"), are, in all material respects, complete, correct and up to date and are maintained in accordance with good business practices and GAAP, including, but not limited to, the maintenance of system of internal controls reasonably adequate for the conduct of the Company's business and financial reporting.
IV.14 Financial Statements. The unaudited pro forma balance sheets of the Company including the following columns: (a) before adjustments, (b) entries for the adjustments set forth on Schedule 1.2 and
(c) totals; as of May 29, 1998, January 2, 1998 (including the footnotes thereto), and January 3, 1997 and their related income statements, and shareholders' equity for the five months then ended and the years then ended which are attached as Schedule 4.14 hereto, fairly present the financial position of the Company as at such dates and the results of operations of the Company for such respective periods after giving effect to the transactions contemplated hereby, in each case in accordance with GAAP and the Company's past practices consistently applied for the periods covered thereby. The Company's balance sheets as of January 2, 1998 and January 3, 1997 and their related income statements, and shareholders' equity for the years then ended are sometimes herein called the "Financial Statements." The financial statements of the Company as of May 29, 1998 are sometimes herein called the "Interim Financial Statements." January 2, 1998 is sometimes herein called the "Financial Statement Date."
IV.15 Receivables. All accounts and notes receivable reflected on the Financial Statements, and all accounts and notes receivable arising subsequent to the Financial Statement Date, (a) have arisen in the ordinary course of business of the Company and (b) have been collected or subject to the reserve to be established in the Closing Financial Statements are, to the knowledge of the Seller, collectible in the ordinary course of business of the Company in the aggregate recorded amounts thereof in accordance with their terms.
IV.16 Liabilities.  As at the Financial Statement Date, the
Company did not have any direct or indirect indebtedness, liability, Claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, accrued, absolute, contingent or otherwise of the type required by GAAP to be set forth on a financial statement or in the notes thereto ("Liabilities") that were not in the opinion of the Company's management fully and adequately reflected or reserved against on the Financial Statements. Except as set forth on Schedule 4.16, the Company has not, except in the ordinary course of business, incurred any Liabilities since the Financial Statement Date. Accruals for Liabilities that have arisen in the ordinary course of business subsequent to the Financial Statement Date, including but not limited to, employee vacations, salaries, management bonuses and profit sharing have been properly recorded on the Company's
Record Books.
IV.17 Company Products.  Except as set forth on
Schedule 4.17, to the knowledge of the Seller there is no (a) fact relating to any Company Product that may impose upon the Company a duty to recall any Company Product or a duty to warn customers of a defect in any Company Product, (b) latent or overt design, manufacturing or other defect in any Company Product or (c) liability for warranty claims or returns with respect to any Company Product not adequately reserved for on the Company's Financial Statements.
IV.18 Absence of Certain Changes or Events. Except as set forth on Schedule 4.18, since the Financial Statement Date, the Company has conducted its business only in the ordinary course and there has not been any condition, event or occurrence that, individually or in the aggregate, has resulted in a material adverse effect on the Condition of the Company.
IV.19 Taxes. (a) The Company (or the parent of any consolidated group of which it is a member) has paid or will pay all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by the Company through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by the Company in connection with any such Taxes, and shall timely pay any Taxes, including additions, interest and penalties, relating to or required to be paid by it on, before or after the date hereof until the Closing Date; (b) the Company (or the parent of any consolidated group of which it is a member) has timely filed or caused to be filed or will file or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and shall timely file or cause to be filed all returns for Taxes that it is required to file after the date hereof until the Closing Date, and all such Tax returns are, and will be, accurate and complete; (c) with respect to all Tax returns of the Company, (i) there is no deficiency proposed or threatened against the Company and (ii) except as set forth in Schedule 4.19, no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) has not agreed to or is required to make any adjustments under section 481(a) of the Code by reason of a change in accounting methods or otherwise; (e) the Company will not be required to pay any Taxes attributable to any person under Regulations section 1.1502-6 (or any comparable provision of state, local or foreign Law that provides for joint or several liability, in whole or in part), as a transferee or successor, by contract or otherwise; and (f) there are no Liens for Taxes on the assets of the Company except for Liens for current Taxes not yet due. The Company will not have any liability on or after the Closing Date under any Tax sharing agreement to which it is a party, and all such Tax sharing agreements in effect before the Closing Date shall terminate and be of no further force and effect as of the Closing Date.
IV.20 Environmental Matters. The Company, its property, assets and operations (in each case either leased or owned) is in material compliance with all applicable Environmental Laws. There is no Claim, notice of violation, notice or demand letter pending or, to the knowledge of the Seller, threatened, against the Company pursuant to Environmental Laws which would reasonably be expected to result in a fine, penalty or other obligation, cost or expense; and, to the knowledge of the Seller, there are no past or present events, conditions, circumstances, activi-ties, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws. Neither the Company nor to the knowledge of the Seller, any previous owner, tenant, occupant, user or operator of any real property now owned, leased or occupied by the Company, has released or disposed of any Hazardous Materials on, under, in or about such real property, except in compliance with applicable Environmental Laws. To the knowledge of the Seller, the Company has not sent any Hazardous Materials to any sites that, pursuant to any applicable Environmental Laws, (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Claim, an Order or other request to take "removal" or "remedial" action, as defined in any applicable Environmental Laws, or to make payment for the costs of cleaning up the site.
IV.21 Employee Benefit Plans.
(a) Schedule 4.21 contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")), and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements are collectively referred to herein as the "Company Plans."
(b) With respect to each Company Plan other than the Parent's Stock Purchase Program which will not be available to the Company's employees after Closing, the Seller has delivered to the Buyer a current, accurate and complete copy thereof and, to the extent applicable:
(i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and
(iv) for the most recent year available (A) the Form 5500 and attached
Schedule, (B) audited financial statements, (C) actuarial valuation reports and
(D) attorney's response to an auditor's request for information.
(c) (i)  Each Company Plan has been
established and administered in accordance with its terms, and in substantial compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company, either directly or by reason of their affiliation with any member of their "Controlled Group"
(defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (v) no "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan.
(d) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.
(e) With respect to any multiemployer plan
(within the meaning of ERISA section 4001(a)(3)) to which the Company has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) the Company has not incurred any withdrawal liability under Title IV of ERISA and would not be subject to any such liability if, as of the Closing Date, the Company were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).
(f) With respect to any Company Plan, to the knowledge of the Seller, (i) no Claims (other than routine Claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such Claims, and (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.
(g) No Company Plan provides for the
provision of benefits or compensation beyond an employee's termination of employment other than as required by applicable Law and the Company has no liability with the respect to any such Company Plan, (ii) no payments to employees in connection with the transactions contemplated hereby will constitute excess parachute payments with the meaning of Section 2806 of the Code, or (iii) no Company Plan provides for the acceleration of any payments or benefits or the making of any extraordinary payments in connection with the transactions contemplated hereby.
IV.22 Labor Matters.  Except as set forth on
Schedule 4.22:
(a) the Company has not entered into or is a party to any collective bargaining agreement, memorandum of understanding or other written document binding on the Company respecting terms and conditions of employment with respect to an identified group of employees with any labor union that would cover any of the employees, and the employees are not subject to any collective bargaining agreement, memorandum of understanding or other written document binding on the Company respecting terms and conditions of employment with respect to an identified group of employees, nor are any such employees, in their capacities as employees, represented by any labor union.
(b) There are no Claims, labor disturbances or complaints, by any Governmental Entity or any employee of the Company, or any party or parties representing any of such employees, pending or, to the knowledge of the Seller, threatened, against the Company before any Governmental Entity or other tribunal.
(c) To the Seller's knowledge, as of the date hereof and for the past three years, there have been and presently there are no organizational efforts made or threatened by or on behalf of any labor union with respect to the employees of the Company.
(d) The Company has complied with all
applicable Laws relating to its employees, the employment of labor, and the safety and health of employees, including, without limitation, all such Laws, rules, regulations and ordinances relating to occupational health and safety discrimination, unemployment, wages, hours, the Family and Medical Leave
Act, collective bargaining, and the collection and payment of withholding
Taxes and similar Taxes in respect of the business of the Company
(collectively, "Labor Laws"). As of the date hereof, there are no unfair labor practice Claims, charges or complaints pending against the Company involving employees now or previously employed by the Company.
IV.23 Operations of the Company.  Except as set forth on
Schedule 4.23, since the Financial Statement Date the Company has not:
(a) other than forgiveness of inter-company debt and receivables between the Company and the Seller, declared or paid any dividends or declared or made any other distributions of any kind to its direct and indirect shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;
(b) except for short-term bank borrowings in the ordinary course of business, incurred any indebtedness for borrowed money;
(c) other than pursuant to cash sweeps in the ordinary course of business and consistent with past practices, reduced its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;
(d) waived any material right under any
Scheduled Contract or other agreement of the type required to be set forth on any Schedule;
(e) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;
(f) materially changed any of its business policies, including, but not limited to, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;
(g) made any loan or advance to any of its shareholder, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;
(h) except for inventory or equipment in the ordinary course of business, sold, abandoned or made any other disposition of any of its properties or assets or made any acquisition of all or any part of the properties, capital stock or business of any other person;
(i) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;
(j) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Scheduled Contract or other agreement that is or was material to the Condition of the Companies;
(k) amended its Articles of Incorporation or By-laws (or comparable instruments) or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or
(l) engaged in any other material transaction other than in the ordinary course of business.
IV.24 Insurance. Schedule 4.24 lists all of the insurance policies held by or on behalf of the Company, with the effective date and coverage amounts indicated thereon. Except as set forth on Schedule 4.24, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect for periods through the Closing.
IV.25 Potential Conflicts of Interest. Except as set forth on Schedule 4.25, neither of (a) the Seller, (b) any officer, director or affiliate of the Seller or the Company, (c) no relative or spouse (or relative of such spouse) of any such officer, director or affiliate and (d) no entity controlled by one or more of the foregoing:
(i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company;
(ii) owns, directly or indirectly, in whole or in part, any property that the Company uses in the conduct of its business; or
(iii) has any Claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, salary, accrued benefits under benefit plans, reimbursement of expenses (pursuant to the Company's reimbursement policy), similar matters and agreements existing on the date hereof and intercompany balances which will be forgiven prior to Closing.
IV.26 Payments to Officers of the Company. Except as set forth on Schedule 4.26, no employee, officer or director of the Company is entitled to receive any amount from the Seller or the Company (pursuant to written contract or otherwise) other than in the ordinary course of business, such as for accrued vacation pay, salary, accrued benefits under benefit plans, reimbursement of expenses (pursuant to the Company's reimbursement policy) and similar matters and agreements existing on the date hereof.
IV.27 Finders and Investment Bankers. The Company has not employed any investment banker, business consultant, financial adviser, broker or finder in connection with the transactions contemplated by this Agreement, except for ESOP Services, Inc. or incurred any liability, fees or commissions for such services, except for fees payable to ESOP Services, Inc. which fees are payable by the Company only upon the consummation of the transactions contemplated hereby and which will be paid at Closing.
IV.28 Projections. The projections relating to operations of the Company during the fiscal years ending December 31, 1998 through December 31, 2002 (the "Projections") attached as Schedule 4.28 have been prepared in good faith on a reasonable basis. The assumptions on which the Projections are based are consistent with past practices (including accounting practices) of the Company and with historical conditions applicable to the business of the Company other than adjustments made to give effect to the transactions contemplated hereby. Nothing has come to the attention of the Seller to indicate that the Projections or the assumptions upon which they are based are not reasonable.
IV.29 Full Disclosure. All documents (including but not limited to the documents described in Schedule 4.29 hereto), contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. No representation or warranty of the Seller contained in this Agreement and no Document furnished by or on behalf of the Seller to the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby, contains an untrue statement of a material fact or fails to state or omits a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

 ARTICLE V
 REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer represents and warrants to the Seller as follows:
V.1 Corporate Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
The Buyer is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on the Buyer.
V.2 Authority; Non-Contravention. The Buyer has the full legal right, power and authority required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which the Buyer is or will be a party and to perform fully the Buyer's obligations hereunder and thereunder. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and on the Closing Date, the other Transaction Documents to which the Buyer is a party will be duly executed and delivered by the Buyer and (assuming due execution and delivery hereof by the Seller and thereof by the other parties thereto) the Transaction Documents will be the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their respective terms.
The execution and delivery of this Agreement and the other
Transaction Documents by the Buyer, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations under this Agreement and the other Transaction Documents do not (a) violate any provisions of the Buyer's Certificate of Incorporation or By-laws, (b) require the Buyer to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Entity or any other person (collectively, "Buyer Consents"), except for filings and other applicable requirements under the HSR Act.
V.3 Investment Intent.  The Buyer is purchasing the
Shares for its own account, for investment and not with a view to, or for sale in connection with, any distribution of any of the Shares. The Buyer acknowledges that the sale of the Shares has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and that such Shares may only be sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act of 1933, as amended, or under an available exemption therefrom.
V.4 Pending Claims. There is no pending or, to the knowledge of the Buyer, threatened, Claims to enjoin or otherwise restrain or prevent the consummation of the transactions contemplated by this Agreement or which would be reasonably likely to affect the Buyer's ability to consummate the transactions contemplated hereby.
V.5 Finders and Investment Bankers. The Buyer has not employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.
V.6 Premerger Notification. The Buyer (or its ultimate parent entity) has filed notification and report forms with respect to the transactions contemplated hereby in compliance with the HSR Act.

 ARTICLE VI

 COVENANTS AND AGREEMENTS

VI.1 Conduct of Business. From the date hereof through the Closing Date, the Seller agrees that it
(a) shall cause the Company to conduct its businesses in the ordinary course and consistent with past practice, including, without limitation, the management of its outstanding accounts receivable, unbilled revenue and other current assets, its accounts payable (including, but not limited to, salaries and wages) its accrued liabilities (including, but not limited to, accruals for management incentive bonus payments) and its financial statements and accounts so that such statements and accounts are consistent with prior practice and prior accounting policies and, without the prior written consent of the Buyer, it shall not undertake any of the actions specified in Section 4.23;
(b) shall cause the Company to conduct its businesses in a manner such that the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and
(c) shall conduct their affairs in a manner such that the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.
The Seller shall give the Buyer prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of (a) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or
(b) any covenant of the Seller contained in this Agreement.
VI.2 Bank Accounts. If the Buyer so elects, on the Closing Date, the Seller shall fund the checking accounts of the Company in an amount sufficient to pay the full amount of any outstanding checks written on such accounts. The Buyer shall notify the Seller of its election pursuant to this Section 6.2, no later than the Business Day immediately preceding the Closing Date.
VI.3 Corporate Examinations and Investigations. Prior to the Closing Date, the Seller agrees that the Buyer shall be entitled, through its employees and representatives, including Paul, Weiss, Rifkind, Wharton & Garrison and Grant Thornton LLP (collectively, the "Representatives"), to make such investigation of the properties, businesses and operations of the Company, and such examination of the books, records and financial condition of the Company, as it wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Seller shall, and shall cause the Company to, cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement. In order that the Buyer may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the affairs of the Company, the Seller shall make available and shall cause the Company to make available to the Representatives during such period all such information and copies of documents concerning the affairs of the Company as the Representatives may reasonably request, shall permit the Representatives access to the properties of the Company and all parts thereof including access for the purpose of conducting sampling of the air, soil, surface water and groundwater and shall cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with the Representatives in connection with such review and examination. The Seller shall make available and shall cause the Company to make available to the Representatives during such period all reports, assessments, audits, reviews, plans, analyses and other documents or correspondence in the possession or control of the Seller or the Company relating to the condition of the environment, the effect of the operations of the Company or any on the environment or the compliance of the Company with Environmental Laws. The parties specifically acknowledge and agree that the Company's executive officers are shareholders and officers of the Buyer and as such the Buyer has had full and complete access to Company representatives and all records relating to the Company.
If this Agreement terminates, (a) the Buyer shall keep confidential and shall not use in any manner any information or documents obtained from the Company concerning its properties, businesses and operations, unless (i) use or disclosure of such information or documents shall be required by applicable Law or Order of any Governmental Entity, (ii) use or disclosure of such information or documents is reasonably required in connection with any Claim against or involving the Buyer or (iii) such information or documents are readily ascertainable from public or published information or trade sources (other than information known generally to the public as a result of a violation of this Section 6.3) or are already known or subsequently developed by the Buyer independently of any investigation of the Company; and (b) any documents obtained from the Company and all copies thereof shall be returned.
VI.4 Expenses. Except as otherwise specifically provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants.
VI.5 Required Consents.  The Seller shall, prior to the
Closing, obtain or make, at their sole expense, all Seller Consents and Company Consents and undertake all actions, incur all expenses, costs and obligations and provide all bonds, guarantees or other financial instruments required pursuant to the Seller Consents and the Company Consent. The
Seller agrees to indemnify and hold harmless the Buyer from any costs, expenses, obligations or liabilities arising in connection with or pursuant to any of the Seller Consents or the Company Consents.
VI.6 Permit Transfers. The Seller shall, at and as of the Closing, at their sole expense, cause the transfer, reissuance or modification of any Permits (including any Permits issued pursuant to Environmental
Laws) to the extent that such is required to cause the Permits to remain in full force and effect in the possession of the Company, as the case may be, after the Closing.
VI.7 Further Assurances. Each of the parties shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby or by the Transaction Documents.
VI.8 Public Announcements. Except as may be required by applicable Law, none of the parties hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby or the business and financial affairs of the Company, without prior written approval by the other party hereto. If any public announcement is required by Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party for its approval, which approval shall not be unreasonably withheld.
VI.9 Reasonable Efforts; Additional Actions. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using all reasonable efforts to (a) obtain the Seller Consents and the Company Consents, (b) effect promptly all necessary or appropriate registrations and filings with Governmental Entities, including, without limitation, filings and submissions pursuant to the HSR Act,
(c) defend any Claim challenging this Agreement or the consummation of the transactions contemplated hereby and (d) fulfill or cause the fulfillment of the conditions to Closing set forth in Articles VII and VIII.
VI.10 No Solicitation or Negotiation. The Seller agrees that from and after the date of this Agreement until the Closing Date it will not, directly or indirectly, nor will it permit any officer, director or agent of the Seller, nor any of its affiliates or any of their respective officers or directors to (a) solicit any proposal or offer from any person (other than the Buyer or its Representatives) relating to the sale of the Shares or the assets of the Company, or any material portion thereof or any financing arrangements related thereto, (b) provide any non-public information to any person (other than the Buyer) for use in preparing any proposal or offer relating to the sale of the Shares or the assets of the Company, or any material portion thereof, or
(c) encourage, discuss with, accept, provide information for, approve, assist, respond to or enter into any negotiations regarding any proposal or offer from any person (other than the Buyer) relating to a sale of the Shares or the assets of the Company, or any material portion thereof. The Seller shall advise the Buyer orally and in writing of its receipt of any oral or written notice, discussion or request for information related to any of the foregoing.
VI.11 Notification. From the date hereof through the Closing Date, the Seller will inform the Buyer orally and in writing of any capital expenditure, extraordinary expenditure and extraordinary income in excess of $25,000 for any single transaction or item.
VI.12 Insurance Coverage for Occurrences Prior to
Closing. The Seller shall provide the Buyer with the benefit of the Seller's insurance coverage for occurrences prior to Closing regardless of when a Claim relating thereto is made. The Seller undertakes to purchase sufficient insurance so that the Buyer benefits from insurance coverage for occurrences prior to Closing (regardless of when a claim relating thereto is made) as if the insurance policies of the Seller, as in place on the date hereof, continued after the Closing.
VI.13 Payment to ESOP Services, Inc.  At Closing, the
Buyer shall cause the Company to pay ESOP Services, Inc. the amounts owed to it pursuant to the agreement dated May 21, 1997 between ESOP Services, Inc. and the Parent, as amended on March 25, 1998 and the agreement dated
June 2, 1997 between ESOP Services, Inc. and Ronald S. Newlan acting on behalf on a buying group, as amended on March 24, 1998.
VI.14 Debt, Accrued Taxes and Capital Lease
Obligations. At Closing, the Seller shall assume all of the Company's Debt, Accrued Taxes and Capital Lease Obligations, if any, outstanding at such date and shall pay such amounts in the ordinary course as the same shall become due and payable pursuant to the terms of such Debt, Accrued Taxes and Capital Lease Obligations. At Closing, or thereafter, the Seller shall execute and deliver any or all documents and instruments and do all such acts and things as the Buyer may reasonably request to effect the purpose of this Section.
VI.15 Reimbursement of Certain Funds. If the Seller has funded any amounts pursuant to Section 6.2, the Buyer shall, within five Business Days of the Closing Date, reimburse the Seller for all such amounts, together with interest thereon at the annual rate of 7%, from the Closing Date through the date of payment, by delivery of a certified or official bank check to the Seller's address as listed in Section 12.4 or by wire transfer of immediately available funds to an account or accounts of the Seller at a financial institution in accordance with such instructions as the Seller may hereafter provide.
VI.16 401(k) Plan Restrictions. Any new 401(k) Plan established by or for the Company (a) shall promptly be submitted for Internal Revenue Service approval as to tax qualification and (b) shall not permit rollovers from Parent's 401(k) Plan, if at all, until the earlier of the first anniversary of the Closing Date or receipt of a favorable determination from the Internal Revenue Service as to its tax qualification which includes approval of such a rollover provision.

 ARTICLE VII

 CONDITIONS PRECEDENT TO THE
 OBLIGATION OF THE BUYER TO CLOSE

The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject at the option of the Buyer acting in accordance with the provisions of Article IX, to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:
VII.1 Accuracy of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case such representations and warranties shall be true as of such earlier date. The Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Seller, to the foregoing effect.
VII.2 Performance of Covenants. The Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed by it on or prior to the Closing Date. The Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Seller, to the foregoing effect.
VII.3 Secretary's Certificate. The Buyer shall have received a certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Parent, certifying, in his or her capacity as an officer of the Parent, the truth and completeness of attached copies of the Company's Certificate of Incorporation (including amendments thereto), the Company's By-Laws (including amendments thereto), resolutions of the board of directors of the Seller approving the sale of the Shares to the Buyer and the other transactions contemplated hereby and by the terms of the other
Transaction Documents and a certificate of good standing for the Company, dated the date of the Closing, certified by the Secretary of State of its jurisdiction of incorporation.
VII.4 HSR Act.  The waiting period specified in the HSR
Act, including any accelerations or extensions thereof, shall have expired or been terminated.
VII.5 Preliminary Financials and Preliminary Closing
Certificate. The Buyer shall have received from the Parent five business days prior to Closing the Preliminary Financials and the Preliminary Closing Certificate.
VII.6 No Claims. Except as set forth on Schedule 4.9, no Claims shall be pending or, to the knowledge of the Buyer, the Company, or the Seller, threatened, before any Governmental Entity (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby or which has had or may have, in the reasonable judgment of the Buyer, a material adverse effect on the Condition of the Company.
VII.7 Director Resignations. The Buyer shall have received evidence, in form and substance reasonably satisfactory to it, of the resignation of the members of the board of directors of the Company as of the Closing Date.
VII.8 Escrow Agreement.  The Seller and the Escrow
Agent shall have entered into the Escrow Agreement.
VII.9 Financing. The Buyer shall have completed the documentation and obtained the financing upon terms and conditions satisfactory to the Buyer.
VII.10 Lock-Up Agreement. The Seller shall have counter-executed and delivered a lock-up agreement (the "Lock-Up
Agreement") in a form satisfactory to the Seller and delivered the same to CM Equity Partners, L.P., a Delaware limited partnership ("CMEP").
VII.11 Legal Opinion. The Buyer shall have received from counsel to the Seller a legal opinion dated the Closing Date, satisfactory in form to the Buyer.

 ARTICLE VIII

 CONDITIONS PRECEDENT TO THE
 OBLIGATION OF THE SELLER TO CLOSE

The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject at the option of the Seller acting in accordance with the provisions of Article IX, to the satisfaction of the following conditions, any one or more of which may be waived by the
Seller:
VIII.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent such representations and warranties are expressly made as of a earlier date, in which case such representations and warranties shall be true as of such earlier date. The Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Buyer, to the foregoing effect.
VIII.2 Performance of Covenants. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Buyer, to the foregoing effect.
VIII.3 Escrow Agreement.  The Buyer and the Escrow
Agent shall have entered into the Escrow Agreement.
VIII.4 No Claims. No Claims shall be pending or, to the knowledge of the Buyer, the Company, or the Seller, threatened before any Governmental Entity (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.
VIII.5 HSR Act.  The waiting period specified in the HSR
Act, including any accelerations or extensions thereof, shall have expired or been terminated.
VIII.6 Lock-Up Agreement. CMEP shall have executed and delivered the Lock-Up Agreement to the Seller.
VIII.7 Legal Opinion. The Seller shall have received from counsel to the Buyer a legal opinion dated the Closing Date satisfactory in the form to the Seller.

 ARTICLE IX

 TERMINATION OF AGREEMENT

IX.1 Termination. This Agreement and the transactions contemplated by this Agreement may be terminated or abandoned at any time before the Closing Date:
(a) by mutual consent of the Seller and the Buyer;
(b) by the Seller, if the Buyer has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not reasonably cured by the Closing Date;
(c) by the Seller, if the Buyer has breached in any respect any representation, warranty covenant or agreement contained in this Agreement which is qualified by its terms by a reference to materiality or material adverse effect, which breach cannot be or is not reasonably cured by the Closing Date;
(d) by the Buyer, if the Seller has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not reasonably cured by the Closing Date;
  (e) by the Buyer, if the Seller has breached, in any respect any representation, warranty, covenant or agreement contained in this Agreement which is qualified by its terms by a reference to materiality or material adverse effect, which breach cannot be or is not reasonably cured by the Closing Date; or
(f) by either the Seller or the Buyer if the Closing shall not have occurred by July 28, 1998, for any reason other than the failure of the party seeking to terminate this Agreement to perform its obligations hereunder.
IX.2 Survival Upon Termination. If this Agreement terminates pursuant to Section 9.1, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles VII and VIII resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwith-standing anything in this Agreement to the contrary, the provisions of the last paragraph of Section 6.3, Sections 6.4 and 6.8, this Section 9.2, Section 9.3 and Article XII shall survive any termination of this Agreement.
IX.3 CMLS Fees and Expenses.  The provisions of this
Section are included for the benefit of CMLS Management L.L.C., a Delaware limited liability company ("CMLS") and CMLS may enforce the provisions of this section as if it were a party hereto.
If this Agreement is terminated as a result of an intentional or willful breach or violation of any of the representations, warranties, covenant or agreement of the Seller under this Agreement, within two business days of CMLS's request therefor, the Seller shall (a) pay to CMLS a termination fee of $700,000 and (b) reimburse CMLS (up to a maximum amount of $200,000) for its out-of-pocket expenses arising out of, relating to or incidental to the discussion, evaluation, negotiation, documentation and closing or potential closing of the transactions contemplated hereby (including, without limitation, the reasonable fees, disbursements and other expenses of lawyers, accountants, insurance and environmental consultants, actuaries and any other advisors thereto) and any filing fees incurred in connection with such transactions (collectively, "Transaction Expenses").
All amounts payable under this Section 9.3 shall be paid in immediately available funds to an account or accounts designated by CMLS.

 ARTICLE X
 SURVIVAL
Notwithstanding any right of the Buyer to investigate fully the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement or in any Transaction Documents.
All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder. All representations and warranties shall expire and be of no further force or effect after the second anniversary of the Closing Date (except for any Claim based on, or arising out of the matters represented or warranted therein of which the Buyer or the Seller, as the case may be, shall have given written notice to the other party to such second anniversary); provided that, the representations and warranties contained in Article III and in Sections 4.1, 4.5, 4.6, 4.10, 5.1, 5.2, 5.4, 5.5 and 5.6 shall survive without limitation, and provided further that, the representations and warranties contained Sections 4.19, 4.20, and 4.21 shall survive the execution and delivery of this Agreement and the Closing hereunder the later of (a) the second anniversary of the Closing or (b) the termination of the applicable statute of limitations with respect to any Claim based on, or arising out of, the matters represented or warranted therein after which they shall expire and be of no further force or effect (except for any claim based on, or arising out of the matters represented or warranted therein of which the Buyer shall have given written notice to the Seller prior to such second anniversary or the termination of such statute of limitations, as applicable).

 ARTICLE XI
 INDEMNIFICATION
XI.1 General Seller Indemnity. Subject to the limitations contained in Article X and Section 11.10, the Seller agrees to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates, controlling persons, successors and assigns) and after the Closing of the transactions contemplated hereby, the Company, from and against all Claims (including any Claims brought by a third party, the Seller, any equity holder of the Seller, or derivative actions brought by any equity holder of the Buyer, any person claiming through or in the name of any of such persons; legal, administrative or other actions, proceedings or investigations (whether formal or informal) or written threats thereof), losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by an indemnified party in any action or proceeding between an indemnifying party and an indemnified party or between an indemnified party and any third party, or otherwise) ("Losses") based upon, arising out of or otherwise in respect of:
(a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any other Transaction Document delivered by the Seller pursuant to this Agreement;
(b) the Claims listed on Schedule 11.1(b);
(c) the Seller Consents or the Company
Consents obtained by the Seller prior to Closing, or any Seller Consents or Company Consents which were not obtained prior to Closing;
(d) actions taken by the Seller after the Closing Date, other than actions pursuant to, or contemplated by, the Transaction Documents;
(e) Disallowed Costs, if any, under
Government Contracts (as defined in Section 11.3.1) in respect of the following:
(i) Company Christmas parties prior
to the Closing Date,
(ii) noncompliance with cost
accounting practices (of the type disclosed in the Company's CASB
Disclosure Statement) prior to the Closing Date,
(iii) fringe benefits extended to the
Company's senior management prior to the Closing Date,
(iv) compensation paid to the senior
executives of the Company prior to the Closing Date, provided that, Losses with respect to this subsection 11.1(e) shall be determined on an after tax basis, taking into account any tax benefit actually realized by the Company in respect of such Losses and any tax cost to the Company resulting from the receipt of indemnification payments made hereunder in respect of such Losses; and
(f) penalties associated with Disallowed Costs related to the contracts and agreements listed in Section B of Schedule 11.3, provided, that this Section 11.1(f) does not cover such Disallowed Costs the indemnity for which is set forth in Section 11.3 and provided further, that Losses with respect to this subsection 11.1(f) shall be determined on an after tax basis, taking into account any tax benefit actually realized by the Company in respect of such Losses and any tax cost to the Company resulting from the receipt of indemnification payments made hereunder in respect of such Losses.
XI.2 General Buyer Indemnity. Subject to the limitations contained in Article X, the Buyer agrees to indemnify, defend and hold harmless the Seller from and against all Claims (including any Claims brought by a third party, the Buyer, any equity holder of the Buyer, or derivative actions brought by any equity holder of the Seller, any person claiming through or in the name of any of such persons; legal, administrative or other actions, proceedings or investigations (whether formal or informal) or written threats thereof), Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representations, warranty, covenant or agreement of the Buyer contained in this Agreement or in any other Transaction Document delivered by the Buyer pursuant to this Agreement or Losses incurred by the Seller arising out of actions taken by the Company after the Closing Date other than actions pursuant to, or contemplated by, the Transaction Documents.
XI.3 DCAA Indemnity.
XI.3.1 DCAA Lease Loss.  Subject to
Section 11.10(c), the Seller agrees to hold the Buyer and its affiliates (including, after the Closing, the Company) harmless from, bear the liability for and indemnify them against, Losses (each a "DCAA Lease Loss") incurred, arising out of, or otherwise in respect of, contracts or agreements listed on Schedule 11.3 related to the determination by a Governmental Entity that costs or losses incurred, arising out of or otherwise in respect of such contracts or agreements are ineligible for reimbursement under any contract (whether of the cost reimbursement type or otherwise) awarded by a Governmental Entity in effect at any time between January 1, 1991 and the Closing Date (a "Government Contract"), provided that, the Buyer shall have given written notice thereof to the Seller prior to the third anniversary of the Closing, except that with respect to Government Contracts in effect during the period commencing on January 1, 1998 and ending on the Closing Date, the Buyer shall have given written notice of such DCAA Lease Losses to the Seller prior to the fifth anniversary of the Closing.
XI.3.2 Seller Overhead Costs. The Seller agrees to hold the Buyer and its affiliates (including, after the Closing, the Company) harmless from, bear the liability for and indemnify them against, Losses incurred, arising out of, or otherwise in respect of expenses or costs allocated by the Seller to the Company (including, but not limited to, home office expense, insurance expense and expense employee benefit plans) in respect of any contract (whether of the cost reimbursement type or otherwise) awarded by a Governmental Entity, actions taken or accounting practices utilized by the Company or the Seller during the period commencing on January 1, 1991 and ending on the Closing Date.
XI.4 Tax Indemnity.
(a) The Seller hereby agrees to bear the liability for and indemnify the Buyer and its affiliates (including the Company after the Closing Date) against and hold them harmless from (i) all Tax liability of the Company attributable to Taxable periods or portions thereof ending on or before the Closing Date, except to the extent that any such Tax is attributable to an audit adjustment that results in an increase in the Taxable income of the Company for any such period and a correlative decrease in such Taxable income in a later Taxable period beginning after the Closing Date;
(ii) all Losses incurred based upon, arising out of or otherwise in respect of any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of the Seller set forth in Section 4.19 of this Agreement; and
(iii) all liability for Taxes of any other member of the affiliated group (within the meaning of section 1504(a) of the Code) of which the Seller is a member or any other consolidated combined or unitary group of which the Company was a member at any time through and including the Closing Date pursuant to any provision of joint and several liability including, without limitation, Treasury Regulations ss. 1.1502-6 and ss. 1.1502-78, and any corresponding provision of state law.
(b) The Buyer hereby agrees to bear the
liability for and indemnify the Seller and its affiliates and hold them harmless from any liability for Taxes of the Company for which the Seller is not required to indemnify the Buyer pursuant to Section 11.4(a).
(c) In the case of any Taxable period
beginning on or before the Closing Date and ending after the Closing Date (a "Straddle Period"), for purposes of the indemnification obligations set forth in Sections 11.4(a) and 11.4(b), Taxes attributable to such period shall be allocated between the portion of such period that ends on the Closing Date and the portion that begins after the Closing Date based on a deemed closing of the books.
(d) If the Buyer or the Company becomes
aware of any assessment, official inquiry, examination or proceeding that could give rise to an official determination with respect to Taxes for any period or portion thereof ending on or before the Closing Date, the Buyer shall promptly so notify the Seller in writing. If the Seller becomes aware of any assessment, official inquiry, examination or proceeding that could result in an official determination with respect to Taxes due or payable by the Buyer or the Company, the Seller shall promptly so notify the Buyer in writing.
(e) Except with respect to any Straddle
Period, the Seller shall have the right, at the Seller's expense, to conduct the contest and/or settlement of any issue raised in an official inquiry, examination or proceeding that could give rise to an official determination with respect to any Taxes for which the Seller has an indemnification obligation pursuant to Section 11.4(a). The Buyer shall cooperate with the Seller, as the Seller may reasonably request, in any such official inquiry, examination or proceeding. Any contest and/or settlement of any issue raised in an official inquiry, examination or proceeding that could result in an official determination with respect to Taxes due or payable that relate to a Straddle Period shall be conducted jointly by the Buyer and the Seller, and a settlement (at the administrative level or during the course of judicial proceedings) may only be entered into with the consent of both the Seller and the Buyer, which consent shall not be unreasonably withheld. Any contest and/or settlement of any issue raised in an official inquiry, examination or proceeding that could result in an official determination with respect to Taxes for periods beginning after the Closing Date shall be conducted by the Buyer.
(f) All Company tax returns based on income or net worth for periods ending on or before the Closing date shall be prepared under the direction of the Seller. Such tax returns shall be filed only with the Buyer's approval, which approval shall not be unreasonably withheld. After the Closing Date, the Buyer and the Seller shall each make available to the other, as reasonably requested, all information, records or documents relating to Taxes of the Company for all Taxable periods or portions thereof ending on or before the Closing Date, and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.
(g) Any refunds or credits of income Taxes of the Company, plus interest paid thereon, with respect to Taxable periods or portions thereof ending on or before the Closing Date shall be for the account of the Seller. The Buyer shall cause the Company promptly to forward to, or to reimburse the Seller for, any such refunds or credits due the Seller after receipt thereof. The Seller, the Buyer and the Company shall each reasonably cooperate with the others as requested in making such filings as may be necessary and appropriate to seek any such refunds or credits.
XI.5 401(k) Indemnity. Subject to the limitations contained in Article X, the Buyer agrees to indemnify, defend and hold harmless the Parent from any and all claims, costs, or penalties resulting from claims brought by the Internal Revenue Service (the "IRS") and/or a participant in the 401(k) Plan of the Company or Parent, and/or any other legal, administrative or other action, proceeding or investigation arising out of Parent's merger of the Company's 401(k) Plan into the Parent's 401(k)
Plan and/or any subsequent distribution of funds form the merged plans to participants of the merged plan who were or are employees of the Company.
This indemnity shall include, but not be limited to, (a) any and all costs incurred by Parent in merging the two plans, including the costs of obtaining a determination letter from the IRS subsequent to the merger with respect to the Parent's amendment of its plan to implement the merger, (b) the cost of vesting participants in the Company plan who were employed by the Company on or after January 1, 1998 (unless the IRS shall require vesting of more participants in the Company plan), (c) any negative tax effects suffered by Parent as a direct result of the merger, (d) any loss of the Parent's qualified plan status, and (e) any cost of administration for holding or distributing the assets of employees or former employees of the Company who were participants in the Company's 401(k) Plan on the date of the merger.
This indemnity shall not apply to the extent that any such claim or loss was caused by the negligent or intentional action of the Seller or results from mistakes in the course of plan administration. All costs referred to in this Section 11.5 must be reasonable in amount, documented in writing and, for each individual expense or a series of related expenses, if in excess of $2,500, approved by the Buyer in advance, which consent will not be unreasonably withheld.
XI.6 Braa Loss Indemnity. Subject to Section 11.10(i), the Seller agrees to hold the Buyer and its affiliates (including, after the Closing, the Company) harmless from, bear the liability for and indemnify them against, Losses (collectively "Braa Losses") incurred, arising out of, or otherwise in respect of, the facts or state of events described on
Schedule 11.6, provided that, such Braa Losses relate to facts or states of events prior to the Closing Date.
XI.7 Jacksonville Loss Indemnity.  Subject to
Section 11.10(j), the Seller agrees to hold the Buyer and its affiliates (including, after the Closing, the Company) harmless from, bear the liability for and indemnify them against, Losses (collectively "Jacksonville Losses") incurred, arising out of, or otherwise in respect of, the facts or the state of events described on Schedule 11.7, provided that, such Jacksonville Losses relate to facts or states of events prior to the Closing Date.
XI.8 Subcontractor Employee Issue Indemnity. Subject to the limitations contained in Article X, the Buyer agrees to hold the Seller harmless from, bear the liability for and indemnify the Seller against losses, costs or expenses incurred after the Closing Date arising out of, or otherwise in respect of, the facts or state of events described in Schedule 4.22 Complaints (3), irrespective of whether such action or losses arise out of events which occurred prior to or after the Closing.
XI.9 Notice and Opportunity to Defend.
XI.9.1 Notice of Asserted Liability. The party entitled to indemnification under this Article XI is referred to as the "Indemnitee," and the party obligated under this Article XI to provide such indemnification is referred to as the "Indemnifying Party." All claims by any Indemnitee under this Article XI shall be asserted and resolved as follows:
Promptly after receipt by the Indemnitee of notice of any Claim or circumstances which, with the lapse of time, would or might give rise to a Claim or the commencement (or threatened commencement) of a Claim including any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the
"Claims Notice") to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail including, if known, the facts constituting the basis for such Asserted Liability, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. The omission of an Indemnitee to deliver a Claims Notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder unless and only to the extent that such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses.
XI.9.2 Opportunity to Defend.
(a) Subject to Section 11.10.2(b), the
Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted
Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other; provided, however, that, such consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and the Indemnitee, on the other hand, are, or are reasonably likely to become, a party, such Indemnitee shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnitee, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnitee, on the other hand, that would make such separate representation advisable in accordance with customary standards of professional conduct.
(b) Notwithstanding anything to the
contrary in Section 11.10.2(a), in the case of any Asserted Liability relating to a contract awarded by a Government Entity in connection with which the Buyer may make a claim against the Seller for indemnification pursuant to Sections 11.1 or 11.3.1, the Buyer shall have the exclusive right, at its option, to defend any such Asserted Liability, subject to the duty of the Buyer to consult with the Seller and its attorneys in connection with such defense and provided that no such Asserted Liability shall be compromised or settled by the Buyer without the prior consent of the Seller, which consent shall not be unreasonably withheld. The Seller shall have the right to recommend in good faith to the Buyer proposals to compromise or settle Asserted Liabilities brought by a supplier or customer, and the Buyer agrees to present such proposed compromises or settlements to such supplier, distributor or customer.
(c) All amounts required to be paid in
connection with any such Asserted Liability pursuant to the determination of any Governmental Entity, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying
Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any such Asserted Liability.
XI.10 Limitations on Indemnification.
(a) The Seller shall not be obligated to pay any amounts for indemnification under Section 11.1, except those based upon, arising out of or otherwise in respect of Sections 4.1, 4.5, 4.6, 4.10, 4.19, 4.20, 4.21 and 6.4 and Article III (the "General Basket Exclusions"), until the aggregate amounts for indemnification under Section 11.1 equals
$250,000 (the "General Basket Amount"), whereupon the Seller shall be obligated to pay in full all such amounts for such indemnification, including the Basket Amount.
(b) The Seller shall be obligated to pay any amounts for indemnification based on the General Basket Exclusions (in accordance with their liability as set forth in Section 11.1) without regard to the individual or aggregate amounts thereof and without regard to whether all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.
(c) DCAA Basket Amount. The Seller shall not be obligated to pay any amount for indemnification under Section 11.3.1 until the aggregate amount of Disallowed Costs equals $1,000,000 (the
"DCAA Basket Amount"), whereupon the Seller shall be obligated to pay to the Indemnified Party 50% of the amount of DCAA Lease Losses which arise from Disallowed Costs in excess of the DCAA Basket Amount and which shall be determined (i) without regard to retainages, set-offs, hold backs or similar actions taken by a Governmental Entity and (ii) on an after-tax basis, taking into account any tax benefit actually realized by the Company resulting from such DCAA Lease Losses in excess of the DCAA Basket Amount and any tax cost to the Company resulting from the receipt of indemnification payments under Sections 11.3.1.
(d) The Seller shall not be obligated to make any payment for indemnification under Section 11.1 in excess of the Purchase Price (as adjusted pursuant to the Post Closing Adjustment).
(e) The Seller shall not be obligated to pay any amounts for indemnification under Section 11.1(a) related to an inaccuracy in, or any breach of, any representation or warranty which CMEP disclosed in writing to Mellon Bank, N.A., a national banking association or its representatives prior to the Closing, provided that this Section 11.10(e) shall only limit the Seller's obligation to indemnify the Buyer pursuant to
Section 11.1(a) to the extent that such breach or inaccuracy was disclosed to the Bank or its representatives.
(f) The Seller shall not be obligated to make any payment for indemnification under Sections 11.1(e) (in the aggregate) in excess of $497,000.
(g) The Seller shall not be obligation to make any payment for indemnification under Sections 11.1(f) (in the aggregate) in excess of $300,000. The Seller shall have no obligation to make payments under Section 11.1(f) if the Buyer fails to file the required updated disclosure within the time frame required to avoid penalty.
(h) The Buyer shall not be obligated to make any payment for indemnification under Section 11.5 to the extent that the Claim or Loss for which indemnification is sought pursuant to Section 11.5 was caused by the negligent or intentional action of the Parent.
(i) The Seller shall be obligated to pay only
50% of the amount of Braa Losses in excess of $200,000, provided that the Seller shall pay 100% of the Braa Losses in excess of $400,000.
(j) The Seller shall not be obligated to pay any amount for indemnification under Section 11.7 until the aggregate amount of Jacksonville Losses equals $50,000 (the "Jacksonville Loss Basket"), whereupon the Seller shall be obligated to pay all amounts in excess of the Jacksonville Loss Basket up to an amount of Jacksonville Losses of $150,000, whereupon the Seller shall be obligated to pay 50% of the amount of such Jacksonville Losses in excess of $150,000, whereupon the Seller shall pay in full all of the Jacksonville Losses in excess of $250,000.
XI.11 Other Indemnification Procedures. The amount of any payment to an Indemnitee from an Indemnifying Party in respect of any Loss shall be of sufficient amount to make such Indemnitee whole. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth in this Article XI, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse an Indemnitee for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnitee in any action between the Indemnifying Party and the Indemnitee or between the Indemnitee and any third party or otherwise) as they are incurred by such Indemnitee; provided that if an Indemnitee is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnitee.
All payments or adjustments due under this Section 11.11 shall be paid by delivery of a certified or official bank check to the address of the Indemnitee as listed in Section 12.4 or by wire transfer of immediately available funds to an account of the Indemnitee at a financial institution in accordance with such instructions as such Indemnitee may hereafter provide.
XI.12 Limitations under Law. Notwithstanding anything to the contrary contained in this Article XI and to the extent the indemnification provided for in this Article XI is unenforceable for any reason, an Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses suffered by an Indemnitee which shall be permissible under applicable Laws.
XI.13 Company Certificate. Nothing contained in any certificate delivered by an officer of the Company to the Seller on the Closing Date shall result in a Claim against the Company by the Seller.

 ARTICLE XII
 MISCELLANEOUS
XII.1 Certain Definitions.
(a) As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:
(i) "Accrued Taxes" means, as of
the date of determination, Taxes which should, pursuant to GAAP, be accrued as a liability on the Company's balance sheet but, which have not, as of such date, been paid by the Company to the appropriate Governmental Entity;
(ii) "affiliate," with respect to any
person, shall mean any person controlling, controlled by or under common control with such person;
(iii) "Capital Lease Obligations"
means, with respect to any date, as of the date of determination, the obligations of the Company to pay rent or other amounts under any lease of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Company under GAAP, and for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, consistently applied, provided that, the parties acknowledge and agree that leases for 1960 Gallows Road Vienna, Virginia and 1952 Gallows Road Vienna, Virginia, shall not be considered Capital Lease Obligations regardless of the Defense Contractor
Audit Agency's determination with regard thereto;
(iv) "Claim" means any and all
claims, demands, proceedings, causes of action, arbitrations, hearings, investigations, litigation for suit, whether in contract, tort or otherwise, whether statutory or common law, whether civil, criminal, administrative, investigative, formal or informal, in law or in equity;
(v) "Debt" means the amount of all
indebtedness of the Company for borrowed money including the amount of any guarantees (or agreements which have the effect of guarantees of obligations to pay fixed amounts of money) but excluding intercompany debts and receivables between the Company and the Seller;
(vi) "Deferred Taxes" means
Deferred Taxes as defined under GAAP determined as of the date of the balance sheet in which it appears;
(vii) "Disallowed Costs" means,
collectively, costs, disallowed under a Government Contract as a result of
(a) the determination of a financial indirect cost rate, which is lower than the Company's provisional or billing rate under such Government Contract;
(b) the disallowance of a cost or costs under a Government Contract for any reason, including but not limited to the disallowance of a cost or costs which the Company has previously recognized as revenue on its books of account;
(c) the submission of defective pricing data by the Company; or (d) a default or failure to comply with any terms and conditions of a Government Contract by the Company or the Seller; together with any penalties resulting therefrom (other than the penalty for which indemnification is provided pursuant to Section 11.1(f));
(viii) "Environmental Laws" shall
mean all foreign, federal, state and local Laws pertaining to air and water quality, soils and subsurface strata, natural resources, Hazardous Materials, waste generation, pollution or protection of the environment, including the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste
Disposal Act, the Resource Conservation and Recovery Act, the
Comprehensive Environmental Response, Compensation and Liability Act
("CERCLA") and the rules, regulations and ordinances of the Environmental Protection Agency and all other applicable federal, state, regional and local agencies;
(ix) "GAAP" shall mean generally
accepted accounting principles in the United States as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segments of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination;
(x) "Hazardous Materials" shall
mean any substance, material or waste which is regulated pursuant to Environmental Laws, including (x) petroleum, including crude oil, and any fraction thereof and any refined petroleum products and derivatives thereof, and (y) any material or substance defined as a "hazardous waste," "hazardous material," "hazardous substances," "extremely hazardous substance,"
"regulated substance" or "restricted hazardous waste" by any Environmental
Law;
(xi) "knowledge" when modifying a
representation or warranty made by a person under this Agreement as to the existence or non-existence of any fact or situation described therein, means, that (x) inquiry has been made by such person of the appropriate Responsible Official as to the existence or non-existence of any such fact or situation as of the date such representation and warranty is made or deemed made, (y) in responding to such inquiry, the appropriate Responsible Official has made diligent inquiry in determining the existence or non-existence of such fact or situation as of the date such representation and warranty is made or deemed made, and (z) the response to such inquiry is reasonably satisfactory to such person.
(xii) "Liens" means any liens, claims,
charges, encumbrances or security interests;
(xiii) "person" shall mean and include
an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, firm or other entity or a government or any department or agency thereof;
(xiv) "Responsible Official" with
respect to any representation or warranty of a person, means, the officer of a person or a subsidiary of such person who, because of his or her management or supervisory position, is best informed of the business and affairs of such person or such subsidiary and, as a result, is best suited to make such representation or warranty; and
(xv) "Tangible Net Worth" means, as
of the date of determination, and based on the third column (after the adjustments indicated on Schedule 1.2 have been made) of the pro forma balance sheet included in the Preliminary Financials or the Closing Financial Statements, as applicable, the stockholder's equity of the Company, determined in accordance with GAAP, less the value of goodwill and other intangible assets utilized in such calculation of stockholder's equity.
(xvi) "Transaction Documents" means,
collectively, each and every agreement and instrument contemplated by this Agreement to which the Seller or the Buyer is or will be a party.
XII.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto.
XII.3 Waiver of Compliance; Consents. Any failure of the Buyer, on the one hand, or the Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Buyer, or the Seller, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure nor effect indemnification with respect to such subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 12.3.
XII.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon receipt of a transmittal confirmation, if sent by telecopier, on the next business day when sent by overnight courier service, or on the fifth business day following deposit in the mail, if sent by registered or certified mail to the parties at the following addresses or telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice):
(a) if to the Seller, to:

Salient 3 Communications, Inc.
P.O. Box 1498
Reading, Pennsylvania  19603
Attention:  Paul H. Snyder
Facsimile:  610-856-5511

and

GAI Inc.
Wilmington Trust Co.
ABA 0311-00092
1100 North Market Street
Wilmington, DE 19890-001

(b) if to the Buyer, to:

RCI Holding Corporation
c/o Resource Consultants, Inc.
1960 Gallows Road
Vienna, Virginia 22182
Attention :  Chairman of the Board of
Directors
Telecopier: (703) 714-6430

with a copy to:

CMLS Management, L.L.C.
135 East 57th Street
New York, New York  10022-2032
Attention :  Peter M. Schulte
Telecopier: (212) 829-0553

and a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:  Robert M. Hirsh, Esq.
Telecopier:  (212) 757-3990

XII.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties except by operation of law or to a bank or other financial institution as may provide financing for the transactions contemplated hereby.
XII.6 Non-Contractual Remedies; Preservation of
Remedies. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any Transaction Document delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any Claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any Transaction Document delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.
XII.7 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).
XII.8 Consent to Jurisdiction and Service of Process.
Any Claim arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any court located in the State of Delaware, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such Claim, any Claim that it is not subject personally to the jurisdiction of such court, that the Claim is brought in an inconvenient forum, that the venue of the Claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such Claim all process that may be served in any such Claim. Any and all service of process and any other notice in any such Claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.
XII.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
XII.10 Entire Agreement. This Agreement (including the schedules, exhibits, documents or instruments referred to herein) and the Transaction Documents embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.
XII.11 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words
"include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."
XII.12 Exhibits and Schedules.  The Exhibits and
Schedules are a part of this Agreement as if fully set forth herein and all references to this Agreement shall be deemed to include the Exhibits and Schedules. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Disclosure of any fact or item in any Schedule hereto referenced by a particular Section in this Agreement shall not be deemed disclosed with respect to any other Section or Schedule unless an explicit cross-reference appears indicating the other Sections or Schedules to which such fact or item also relates.
XII.13 Interpretation. The parties acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.
XII.14 Severability of Provisions.
(a) If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.
(b) If the application of any provision or any portion of any provision of this Agreement to any person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.
XII.15 No Third Party Beneficiaries. Other than as set forth in Section 9.3 and Article XI, this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.
XII.16 Seller's Obligations Joint and Several. The obligations of the Seller contained herein shall be joint and several obligations of the Holding Company and the Parent.
XII.17 Action by the Seller. Where this Agreement provides that any of the Parent, the Holding Company or the Seller is entitled to take any action, give any notice, approval or consent or do any other thing, the Buyer shall be entitled to rely exclusively and without inquiry, on any written instrument signed by the Parent, as conclusive evidence that the Parent, the Holding Company or the Seller, have determined to do such act or thing and the Holding Company hereby agrees to be bound by any such written instrument.
XII.18 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
IN WITNESS WHEREOF, each of the Buyer and the Seller has caused this Agreement to be duly executed as of the date first above written.

SALIENT 3
COMMUNICATIONS, INC.


By
    Name:  Paul H. Snyder
    Title:  Senior Vice President
            and Chief Financial Officer


GAI INC.


By
    Name:  Thomas F. Hafer
    Title:  President


RCI HOLDING
CORPORATION


By
    Name: Peter M. Schulte
    Title:  Chairman of the Board




The schedules listed below are not included in this filing, but will be furnished to the Commission upon request.



 SCHEDULES TO THE STOCK PURCHASE AGREEMENT by and among
 GAI, INC. AND SALIENT 3 COMMUNICATIONS, INC. and
 RCI HOLDING CORPORATION

Note:   All Schedules included herein with the exception of Schedules 1.2,
3.4, 4.19, 4.24, 4.26, 11.1(b), 11.3, 11.6, 11.7, and 11.9 were prepared under the direction and supervision of the Company's executive officers who the Seller believes to be Responsible Officials. It is anticipated that such executive officers will become shareholders, and officers of the Buyer. The Buyer does not acknowledge or accept that the above referenced notation shall affect the representations, warranties and indemnities contained herein.






 Schedule 1.2


The Preliminary Financials and the Closing Financials shall be prepared with the following adjustments:

(a) Accrued Taxes, Capital Lease Obligations shall not be included as liabilities of the Company;

(b) Deferred Taxes shall be reflected as an asset of the Company;

(c) intercompany debts and receivables between the Seller and the Company, shall not be included as either an asset or a liability of the Company resulting in either an increase or a decrease in the Company's equity.

(d) funds advanced, if any, pursuant to Section 6.2, shall not be included as an asset of the Company;

(e) Reserves for the following contingencies shall be zero:

(i) Disallowed Costs in respect of Losses for Company Christmas parties,

(ii) Disallowed Costs in respect of
noncompliance with cost accounting practices (of the type disclosed in the Company's CASB Disclosure Statement),

(iii) Disallowed Costs related to fringe benefits extended to the Company's senior management,

(iv) Disallowed Costs related to compensation paid to senior executives of the Company, and

(v) Penalties incurred in respect of Disallowed
Costs related to contracts and agreements listed in Section B of Schedule 11.3; and

(f) fees owed to ESOP Services, Inc. pursuant to the agreement dated May 21, 1997 between ESOP Services, Inc. and the Parent as amended on March 25, 1998 and the agreement dated June 2, 1997 between ESOP Services, Inc. and Ronald S. Newlan on behalf of a buying group, as amended on March 24, 1998 shall not be included as a liability of the Company.






SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Salient 3 Communications, Inc.
/s/ Paul H. Snyder
    Paul H. Snyder
    Senior Vice President
    and Chief Financial Officer

August 6, 1998